Exhibit 99.1

Ultratech Announces Third Quarter 2008 Results

SAN JOSE, Calif.--(BUSINESS WIRE)--October 16, 2008--Ultratech, Inc. (NASDAQGM: UTEK) today announced unaudited results for the three-month and nine-month periods ended September 27, 2008.

For the third quarter of fiscal 2008, Ultratech reported net sales of $34.4 million, up 36.7%, compared to $25.2 million during the third quarter of 2007. Ultratech’s net profit for the third quarter of 2008 was $3.3 million or $0.14 per share (diluted), compared to a net loss of $0.9 million or $0.04 per share for the same quarter last year. For the first nine months of 2008, Ultratech reported net sales of $97.6 million, up 18.2% compared to net sales of $82.6 million in the first nine months of 2007. Ultratech posted net income of $7.8 million or $0.33 per share (diluted) during the first nine months of 2008, compared to a net loss of $3.1 million or $0.13 per share in the first nine months of 2007.

Arthur W. Zafiropoulo, Chairman and Chief Executive Officer stated, “Ultratech achieved another quarter of solid results as we executed on our strategy to drive growth in our served markets. Momentum continued in the LSA business as evidenced by orders received during the quarter and we increased our market share in the advanced packaging business.”

“Ultratech has a solid business model with a strong balance sheet, no debt and leading-edge proprietary technologies for our customers,” continued Zafiropoulo. “In this current environment, it is imperative that we further our ongoing efforts to deliver superior customer support and provide semiconductor manufacturers with reliable solutions that enable advantages in both technology and cost-effective products for our served markets.”

“Our company will remain focused on cost discipline and operational management and as a result we feel Ultratech is well positioned to meet our objectives providing solid financial results that deliver intrinsic value back to our stockholders,” concluded Zafiropoulo.

At September 27, 2008, Ultratech had $152 million in cash, cash equivalents and short-term investments. Working capital was $181 million and stockholders’ equity was $7.99 per share based on 23,478,838 total shares outstanding on September 27, 2008.

Conference Call Information

The conference call will be broadcast live over the Internet beginning at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time on Thursday, October 16, 2008. To listen to the call over the Internet or to obtain telephone dial-in information for the call, please go to Ultratech’s web site at www.ultratech.com.

If you are unable to attend the live conference call, a replay will be available on Ultratech’s web site. If you do not have Internet access, a replay of the call will be available three hours after the conclusion of the call and run until 9:00 p.m. Pacific Time, October 18, 2008. You may access the telephone replay by dialing 800-642-1687 for domestic callers, (706) 645-9291 for international callers and entering access code: 64735687.

Profile

Ultratech, Inc. (NASDAQGM: UTEK) designs, manufactures and markets photolithography and laser processing equipment. Founded in 1979, Ultratech is a market leader in gold and solder bump lithography, in addition to being a pioneer of laser processing. Its advanced-packaging lithography systems deliver strong cost-of-ownership, repeatability and throughput advantages, and are widely used worldwide in the fabrication of semiconductors and FPDs. Ultratech’s advanced laser processing technology enhances yields, while enabling a cost-effective transfer to 65-nm and below production, and is being integrated into the manufacturing lines of leading-edge semiconductor manufacturers. Ultratech’s home page on the World Wide Web is located at www.ultratech.com.

Certain of the statements contained herein, which are not historical facts and which can generally be identified by words such as “anticipates,” “expects,” “intends,” “will,” “could,” “believes,” “estimates,” “continue,” and similar expressions, are forward-looking statements under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties, such as risks related to our dependence on new product introductions and market acceptance of new products and enhanced versions of our existing products; lengthy sales cycles, including the timing of system installations and acceptances; lengthy and costly development cycles for laser-processing and lithography technologies and applications; integration, development and associated expenses of the laser processing operation; delays, deferrals and cancellations of orders by customers; cyclicality in the semiconductor and nanotechnology industries; general economic and financial market conditions including impact on capital spending; pricing pressures and product discounts; high degree of industry competition; intellectual property matters; changes to financial accounting standards; changes in pricing by us, our competitors or suppliers; customer concentration; international sales; timing of new product announcements and releases by us or our competitors; ability to volume produce systems and meet customer requirements; sole or limited sources of supply; ability and resulting costs to attract or retain sufficient personnel to achieve our targets for a particular period; dilutive effect of employee stock option grants on net income per share, which is largely dependent upon us achieving and maintaining profitability and the market price of our stock; mix of products sold; rapid technological change and the importance of timely product introductions; outcome of litigation; manufacturing variances and production levels; timing and degree of success of technologies licensed to outside parties; product concentration and lack of product revenue diversification; inventory obsolescence; asset impairment; effects of certain anti-takeover provisions; future acquisitions; volatility of stock price; foreign government regulations and restrictions; business interruptions due to natural disasters or utility failures; environmental regulations; and any adverse effects of terrorist attacks in the United States or elsewhere, or government responses thereto, or military actions in Iraq, Afghanistan and elsewhere, on the economy, in general, or on our business in particular. Such risks and uncertainties are described in Ultratech’s SEC reports including its Annual Report on Form 10-K filed for the year ended December 31, 2007 and Quarterly Report on Form 10Q for the quarter ended June 28, 2008. Due to these and additional factors, the statements, historical results and percentage relationships set forth herein are not necessarily indicative of the results of operations for any future period. These forward-looking statements are based on management’s current beliefs and expectations, some or all of which may prove to be inaccurate, and which may change. We undertake no obligation to revise or update any forward-looking statements to affect any event or circumstance that may arise after the date of this release.

- Tables To Follow-

ULTRATECH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)	Sept. 27, 2008	Dec. 31, 2007(a)
ASSETS	(Unaudited)

Current assets:
Cash, cash equivalents, and short-term investments	$151,931	$131,998
Accounts receivable	20,585	30,562
Inventories	31,918	29,128
Prepaid expenses and other current assets	5,092	3,874
Total current assets	209,526	195,562

Equipment and leasehold improvements, net	10,619	16,826

Demonstration inventories	839	3,652

Other assets	2,621	2,601

Total assets	$223,605	$218,641

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Notes payable	$-	$5,794
Accounts payable	9,192	8,200
Deferred product and service income	8,164	10,161
Other current liabilities	11,403	9,552
Total current liabilities	28,759	33,707

Other liabilities	7,264	7,534

Stockholders' equity	187,582	177,400

Total liabilities and stockholders' equity	$223,605	$218,641

(a) The balance sheet as of December 31, 2007 has been derived from the audited financial statements as of that date.
ULTRATECH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended		Nine Months Ended
(In thousands, except per share amounts)	Sept. 27, 2008	Sept. 29, 2007	Sept. 27, 2008	Sept. 29, 2007
Total net sales(a)	$34,436	$25,188	$97,634	$82,567
Cost of sales:
Cost of products sold	15,470	12,363	43,685	41,236
Cost of services	2,250	2,464	6,682	6,994
Total cost of sales	17,720	14,827	50,367	48,230
Gross profit	16,716	10,361	47,267	34,337
Operating expenses:
Research, development, and engineering	5,811	5,981	17,594	17,781
Selling, general, and administrative	8,047	7,026	24,207	23,889
Operating income (loss)	2,858	(2,646)	5,466	(7,333)
Interest expense	(11)	(123)	(109)	(594)
Interest and other income, net	456	1,696	2,828	4,811
Income (loss) before income taxes	3,303	(1,073)	8,185	(3,116)
Provision (benefit) for income taxes	1	(189)	347	(7)
Net income (loss)	$3,302	$(884)	$7,838	$(3,109)
Earnings per share - basic:
Net income (loss)	$0.14	$(0.04)	$0.33	$(0.13)
Number of shares used in per share calculations - basic	23,558	23,394	23,501	23,344
Earnings per share - diluted:
Net income (loss)	$0.14	$(0.04)	$0.33	$(0.13)
Number of shares used in per share calculations - diluted	23,865	23,394	23,643	23,344

(a) Systems sales	$27,513	$17,285	$75,053	$57,909
Parts sales	2,601	3,624	9,264	12,803
Service sales	4,322	4,279	12,917	11,755
License sales	-	-	400	100
Total sales	$34,436	$25,188	$97,634	$82,567

(UTEK-F)

CONTACT:
Ultratech, Inc.
Bruce Wright, 408-321-8835
Sr. Vice President, Finance/CFO
or
Laura Rebouche’, 408-321-8835
Vice President of Investor Relations,
Corporate and Marketing Communications